As filed with the Securities and Exchange Commission on April 23, 1999
                                                  Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            CAPITAL BANK CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

North Carolina                                          56-2101930
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification
                                                        No.)
4400 Falls Of Neuse Road
Raleigh, North Carolina
(Address of Principal Executive                         27609
Offices)                                                (Zip Code)

              CAPITAL BANK CORPORATION INCENTIVE STOCK OPTION PLAN
             CAPITAL BANK CORPORATION NONQUALIFIED STOCK OPTION PLAN
    CAPITAL BANK CORPORATION DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS HOME SAVINGS BANK OF SILER CITY, INC. SSB 1995 NONQUALIFIED STOCK OPTION PLAN
   HOME SAVINGS BANK OF SILER CITY, INC. SSB 1995 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plans)

              James A. Beck, President and Chief Executive Officer
                            Capital Bank Corporation
                            4400 Falls Of Neuse Road
                          Raleigh, North Carolina 27609
                     (Name and address of agent for service)

                                 (919)878-3100
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              D. Scott Coward, Esq.
          Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
                                 P. O. Box 2611
                       Raleigh, North Carolina 27602-2611
                                 (919) 821-1220

                                   CALCULATION OF REGISTRATION FEE
===================================== ============== ================= ================== ===============
Title of securities to be registered  Amount to be       Proposed      Proposed maximum     Amount of
                                       registered        maximum           aggregate       Registration
                                                      offering price    offering price         fee
                                                        per share(1)
===================================== ============== ================= ================== ===============
Common Stock, no par value per share     563,099          $10.25         $5,771,764.70       $1,604.55
                                         shares
===================================== ============== ================= ================== ===============

(1) Pursuant to Rule 457(c) and (h), based upon the average of the high and low prices for the Company's Common Stock reported on the Nasdaq Stock Market on April 16, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE

      As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this registration statement omits the information specified in
Part I (Items 1 and 2) of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents have been filed by the Company with the Commission and are incorporated herein by reference:

        (1) The Final Joint Proxy Statement-Prospectus filed by the Company as part of a Registration Statement on Form S-4 (Reg. No.333-65853) on February 16, 1999.

        (2) Annual Report on Form 10-K of Capital Bank filed with the Federal Deposit Insurance Corporation on March 25, 1999 and included as Exhibit as 99.01 of this Registration Statement.

        (3)    Current Report on Form 8-K filed by the Company on April 15,
               1999.


        All reports and other documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under the plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Registration Statement except as so modified, and any statement so superseded shall not be deemed to constitute part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Sections 55-8-50 through 55-8-58 of the North Carolina General Statutes permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee
(i) conducted himself in good faith, (ii) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (b) that in all other cases his conduct at least was not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

        In addition to, and separate and apart from the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina General Statutes permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorney's fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. The Bylaws of Capital Bank Corporation provide for indemnification to the fullest extent permitted under North Carolina law for persons who serve as directors or officers of Capital Bank Corporation, or at the request of Capital Bank Corporation serve as an officer, director, agent, partner, trustee, administrator or employee for any other foreign or domestic entity, except to the extent such activities were at the time taken known or believed by the potential indemnities to be clearly in conflict with the best interests of Capital Bank Corporation.

Accordingly, Capital Bank Corporation may indemnify its directors, officers or employees in accordance with either the statutory or non-statutory standards.

        Sections 55-8-52 and 55-8-56 of the North Carolina General Statutes require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

        Finally, Section 55-8-57 of the North Carolina General Statutes provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the NCBCA to indemnify such party. Capital Bank Corporation may purchase a standard directors' and officers' liability policy which will, subject to certain limitations, indemnify Capital Bank Corporation and its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error, or omission committed by directors or officers while acting in their capacity as such.

        As permitted by North Carolina law, Article 5 of Capital Bank Corporation's Articles limits the personal liability of directors for monetary damages for breaches of duty as a director arising out of any legal action whether by or in the right of Capital Bank Corporation or otherwise, provided that such limitation will not apply to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of Capital Bank Corporation, (ii) any liability under Section 55-8-33 of the General Statutes of North Carolina, or (iii) any transaction from which the director derived an improper personal benefit (which does not include a director's reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of Capital Bank Corporation).

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

ITEM 8.  EXHIBITS

        The following exhibits are filed or incorporated by reference as a part of this registration statement:

Exhibit        Description
No.

4(1)           Specimen Common Stock Certificate

5              Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan,
               L.L.P.

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in the opinion submitted as Exhibit 5 hereto)

23.2           Consent of PricewaterhouseCoopers LLP

24             Power of Attorney (included as part of the signature page)

99.01 Annual Report on Form 10-K of Capital Bank filed with the Federal Deposit Insurance Corporation on March 25, 1999.

---------------------------

(1) Exhibit to the Company's Registration Statement on Form S-4 (Reg. No. 333-65853) filed with the Securities and Exchange Commission on October 19, 1998 and incorporated by reference herein.

ITEM 9. UNDERTAKINGS

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on April 15, 1999.

                                CAPITAL BANK CORPORATION



                                By: /s/ James A. Beck
                                    ----------------------------------------
                                        James A. Beck
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Beck and Allen T. Nelson, Jr. and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on April 15, 1999 in the capacities indicated.

        SIGNATURE                           TITLE
        ---------                           -----

/s/ James A Beck              President, Chief Executive Officer and Director
---------------------------
    James A. Beck

/s/ Allen T. Nelson, Jr.      Senior Vice President and Chief Financial Officer
---------------------------
    Allen T. Nelson, Jr.

/s/ Charles F. Atkins         Director
---------------------------
    Charles F. Atkins

/s/ Lamar Beach               Director
---------------------------
    Lamar Beach

/s/ William C. Burkhardt      Director
---------------------------
    William C. Burkhardt

/s/ L. I. Cohen, Jr.          Director
---------------------------
    L. I. Cohen, Jr.


---------------------------
    David G. Gospodarek       Director


/s/ Carolyn W. Grant          Director
---------------------------
    Carolyn W. Grant


---------------------------
    Darleen M. Johns          Director

/s/ Robert L. Jones           Director
---------------------------
    Robert L. Jones

/s/ Oscar A. Keller, III      Chairman of the Board of Directors
---------------------------
    Oscar A. Keller, III

/s/ Oscar A. Keller, Jr.      Director
---------------------------
    Oscar A. Keller, Jr.

/s/ Vernon Malone             Director
---------------------------
    Vernon Malone

/s/ George R. Perkins, III    Director
---------------------------
    George R. Perkins, III

/s/ Donald W. Perry           Director
---------------------------
    Donald W. Perry

/s/ J. Rex Thomas             Director
---------------------------
    J. Rex Thomas

/s/ Bruce V. Wainright        Director
---------------------------
    Bruce V. Wainright

/s/ Samuel J. Wornom, III     Director
---------------------------
    Samuel J. Wornom, III

                                  EXHIBIT INDEX

Exhibit        Description
No.

4(1)           Specimen Common Stock Certificate

5              Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan,
               L.L.P.

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in the opinion submitted as Exhibit 5 hereto)

23.2           Consent of PricewaterhouseCoopers LLP

24             Power of Attorney (included as part of the signature page)

99.01 Annual Report on Form 10-K of Capital Bank filed with the Federal Deposit Insurance Corporation on March 25, 1999.

---------------------------

(1) Exhibit to the Company's Registration Statement on Form S-4(Reg. No.333-65853) filed with the Securities and Exchange Commission on October 19, 1998 and incorporated by reference herein.